UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2006

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50849	36-4387594
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6400 Shafer Court, Suite 100
Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

(847) 384-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                                On February 13, 2006, Kanbay International, Inc. (“Kanbay”) and Kanbay Consulting, LLC, a wholly-owned subsidiary of Kanbay (“Merger Sub”), entered into a Merger Agreement (the “Merger Agreement”) with Adjoined Consulting, Inc. (“Adjoined”) and certain Adjoined stockholders (the “Adjoined Signing Parties”).  Pursuant to the Merger Agreement, upon the closing, Adjoined and Merger Sub will merge (the “Merger”), with Merger Sub continuing as the surviving entity, and the Adjoined stockholders will be entitled to receive merger consideration equal to $165 million, subject to certain adjustments (the “Merger Consideration”).  The Adjoined stockholders will receive approximately 58% of the Merger Consideration in cash and approximately 42% of the Merger Consideration in the form of Kanbay common stock at a fixed value of $16.241 per share.

                                The closing of the Merger is subject to customary closing conditions, including the receipt of debt financing necessary to complete the Merger on the terms set forth in the commitment obtained by Kanbay and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The closing of the Merger is not subject to the approval of the Adjoined stockholders, as the Adjoined Signing Parties own the requisite percentage of each series and class of Adjoined capital stock necessary to adopt the Merger Agreement and approve the Merger.  The Merger Agreement contains certain termination rights for both Kanbay and Adjoined.  Kanbay and Adjoined have made customary representations, warranties and covenants in the Merger Agreement.

                                The foregoing description of the Merger Agreement is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 2.02.                                          Results of Operations and Financial Condition.*

On February 13, 2006, Kanbay issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2005 and the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01               Regulation FD Disclosure.*

                                On February 14, 2006, Kanbay will conduct a presentation to investors and financial analysts on its financial results for the fourth quarter and year ended December 31, 2005 and the Adjoined acquisition.  A copy of the slides to be used in the presentation are attached hereto as Exhibit 99.2.

Item 8.01               Other Events.

                                On February 14, 2006, Kanbay issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(C)                                Exhibits:

Exhibit No.	Description
2.1	Merger Agreement, dated as of February 13, 2006, by and among Kanbay International, Inc., Kanbay Consulting, LLC, Adjoined Consulting, Inc. and certain stockholders of Adjoined Consulting, Inc.

99.1*	Press Release dated February 13, 2006.

99.2*	Presentation Slides dated February 14, 2006.

99.3	Press Release dated February 14, 2006.

*                                         The information furnished under Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: February 14, 2006	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Executive Vice President, Chief Financial
Officer and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Merger Agreement, dated as of February 13, 2006, by and among Kanbay International, Inc., Kanbay Consulting, LLC, Adjoined Consulting, Inc. and certain stockholders of Adjoined Consulting, Inc.

99.1*	Press Release February 13, 2006.

99.2*	Presentation Slides dated February 14, 2006.

99.3	Press Release dated February 14, 2006.

*                                         The information furnished under Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.